EXHIBIT 99.1


NATIONAL COAL CORP. COMPLETES ACQUISITION OF MANN STEEL PRODUCTS, INC.

Knoxville, Tenn. - (October 19, 2007) - National Coal Corp. (Nasdaq: NCOC) announced today it has completed its previously announced Stock Purchase Agreement with Mann Steel Products, Inc. (Mann Steel) for $55 million. The transaction was funded through a combination of $60 million in debt financing and $12 million of equity. The equity financing was raised through a private placement of 4 million shares of common stock at $3.00 per share.

Under the terms of the agreement, National Coal Corp. has acquired 100% of Mann Steel and renamed the company National Coal of Alabama, Inc. As a result of this transaction, National Coal will have more than 350 employees and a total production capacity of approximately 3 million tons. Sales during 2007 for the combined company are expected to reach approximately 2.6 million tons and are anticipated to generate about $140 million in annualized sales.

"Closing this transaction represents a significant milestone in our history and an important step in building shareholder value. In a fiscally responsible manner, we have essentially doubled our sales and increased our production capabilities by about 50%," said Daniel Roling, President and CEO of National Coal. "The Mann Steel acquisition will strengthen both our financial operations and physical presence in the Central and Southern Appalachian regions. Our production mix will now change with surface mining accounting for about 65%, underground 28%, and 7% from high wall mining. In addition, an increase in volume should more efficiently leverage the infrastructure investments we've made in wash plants, railroad load-out facilities, and our railroad. At the close of this transaction, I believe we are closer to our goal of further defining our leadership role in the production and supply of industrial and steam coal in the Southeastern U.S."

Frank Mann, former President of Mann Steel Products and now a consultant to National Coal of Alabama, Inc., is also pleased to add this milestone to his company's history. "We are looking forward to the positive changes this transaction will bring to our employees and our operations. Together with National Coal we have an opportunity to really develop a presence within this region and make improvements designed to benefit all of our stakeholders."

Both Frank and William Mann are now investors in National Coal Corp. as well as remain consultants to the newly formed company.

"I am looking forward to this new chapter in our company's history as it is now positioned for additional growth which should be positive for our employees, suppliers, and customers. I am pleased to be a part of these positive changes," said William Mann, former Vice President of Mann Steel Products.

Mann Steel produces coal from three surface mines which have a capacity of approximately 1.0 million tons. During 2006, Mann Steel sold approximately 860,000 tons of coal and generated revenues of $55.2 million. For the first half of 2007, coal sales totaled about 502,902 tons and generated revenues of $33.1 million.

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in Tennessee and Kentucky, and through its wholly-owned subsidiary, National Coal of Alabama,


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is  engaged  in  coal  mining  in  Alabama.  Currently,  National  Coal  employs approximate 350 people. National Coal sells industrial and steam coal to customers in the Southeastern United States. For more information visit www.nationalcoal.com.

Information About Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this news release include the anticipated benefits to National Coal of the acquisition of Mann Steel, projected increases in coal production, and projected financial performance. Factors which could cause actual results to differ materially from these forward-looking statements include risks associated with the acquisition of an operating company, including difficulties associated with the integration of the acquired business with National Coal's existing business. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.